 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

EASTERN WORLD SOLUTIONS INC.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-54277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Dundee Court, Suite 203, Houston, Texas	77429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(281) 369-4063

Level 39, One Exchange Square, 8 Connaught Place, Central Hong Kong

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2012, the registrant entered into an agreement with AQmen Family Holdings, L.L.C., a Texas limited liability company that does business under the assumed name of Avenge Media Partners (“Avenge Media”), whereby Avenge Media agreed to transfer to the registrant a certain business concept and plan which it had developed.  In consideration of the assignment, the registrant’s Chief Executive Officer and majority shareholder, Bradley W. Miller, agreed to(i) transfer to Avenge Media 7,220,070 shares of the registrant’s common stock owned by Mr. Miller and (ii) place in escrow 1,386,180 shares of the registrant’s common stock owned by Mr. Miller which shares are to be issued as signing bonuses under new executive employment agreements currently being negotiated. As a result, the registrant would not be required to make any payment for the acquisition of the business concept and plan.  On March 27, 2012, the registrant’s Board of Directors approved the transaction as so structured and adopted the business concept and business plan as the registrant’s new business purpose.

The business concept and business plan transferred to the registrant by Avenge Media will take the registrant from its current business, which was retail ski wear that the registrant had abandoned, to one of commercializing the Licensed Products (as described below).

On March 27, 2012, the registrant entered into a five year license agreement (the "License Agreement") with MotionNotes, LLC, a Texas limited liability company (the "Licensor") pursuant to which the registrant received an exclusive and worldwide license (excluding the travel and hotel industry) to commercialize all current and future technologies developed by the Licensor, including, but not limited to, MotionNotes web-based video messaging platform and the technologies used therein (the “Licensed Products”).

MotionNotes is a web-based video messaging platform used for the creation of interactive video messaging tools and the mass storage of client media via the Licensor’s cloud-based technology. MotionNotes is also a data collection service that gathers viewer information, their habits and location data. MotionNotes delivers a fully integrated analytics package, enabling real-time tracking and the performance results of a message throughout its lifecycle. In 2012, the Licensor will launch MotionNotes 2.0, the Licensor’s proprietary next generation product, for which the registrant will have an exclusive license under the License Agreement.

In exchange for the exclusive worldwide license as described above, the registrant will pay the Licensor an annual licensing fee of $350,000, plus 5% of gross annual revenue generated by the registrant’s sale of the Licensed Products.

Under the License Agreement, (i) the Licensor shall provide, at its sole cost and expense, continued technology development, software maintenance, technical support and all network services throughout the world, and (ii) the registrant is responsible for establishing and managing, at its sole cost and expense, the sales, marketing, pricing, and billing and client support services throughout the world.

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On March 27, 2012, the registrant entered into an approximately six month exclusive Purchase Option Agreement with Whiteboard Labs, LLC (“Whiteboard”) for the purchase of the majority membership interest held by Whiteboard in MotionNotes, LLC for $1,360,686. The purchase option expires on October 1,2012, unless extended by Whiteboard and the registrant. Pursuant to terms of the Purchase Option Agreement all licensing fees paid by the registrant under terms of the License Agreement shall be credited to the purchase price. MotionNotes, LLC is based in Houston, Texas and successfully launched its propriety cloud-based video messaging technology in 2009 in the hotel and travel industry under a limited exclusive license agreement with Whiteboard.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 27, 2012, the registrant acquired from Avenge Media a business concept and business plan.  See Item 1.01 above.  In consideration for the transfer to the registrant,Mr. Miller agreed to (i) transfer to Avenge Media 7,220,070 shares of the registrant’s common stock owned by Mr. Miller and (ii) place in escrow 1,386,180 shares of the registrant’s common stock owned by Mr. Miller which shares are to be issued as signing bonuses under new executive employment agreements currently being negotiated. The Board adopted the business concept and business plan as the registrant’s new business purpose.  Thus, although the concept and plan were acquired by the registrant, the consideration was paid by Mr. Miller.

Item 5.01 Changes in Control of Registrant.

On March 27, 2012, as a result of the transfer of 7,220,070 shares of the registrant’s common stock (out of 11,500,000 shares issued and outstanding) from Mr. Miller to Avenge Media, Avenge Media acquired control of the registrant.  The consideration for the transfer was the assignment, to the registrant, of a business concept and business plan developed by Avenge Media.  Additionally, Mr. Miller resigned as an officer and as a director and Mr. Richard C. Fox was elected as a director and interim CEO, interim CFO and interim Secretary.  See Item 5.02 following. Avenge Media is owned 50% by Mark Van Eman and 50% by Penelope G. Bayne.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2012, in conjunction with the transfer by Avenge Media to the registrant of the business concept and business plan, the adoption of which by the registrant obviated the need for Mr. Miller’s expertise, Mr. Miller resigned as an officer (President/CEO) and as a director, and Stacy M. Nicole resigned as Secretary. Contemporaneously, the Board elected Mr. Fox as a director and appointed him as interim Chief Executive Officer, interim Chief Financial Officer and interim Secretary, with the primary duty of installing and implementing the business concept and business plan.  Mr. Fox, age 77, is a practicing attorney with prior business executive experience.  Since 1997 Mr. Fox has been the principal of Fox Law Offices, P.A., a Florida professional association for the practice of law, concentrating in business, corporate and securities law.  In addition, in 2004 Mr. Fox founded idolci, Inc., a Providence, Rhode Island-based manufacturer of gelato, and was its Chief Executive Officer until 2009.

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Item8.01 Other Events.

On March 27, 2012, the registrant’s Board of Directors adopted certain Codes and Policies, copies of which are attached to this Form 8-K as exhibits, as follows:

1.	a Code of Ethics;
2.	a Code of Conduct;
3.	an Insider Trading Policy;
4.	a Disclosure Policy; and
5.	a Whistleblower Policy.

The business concept and business plan transferred to the registrant by Avenge Media will take the registrant from its current business, which was retail ski wear that the registrant had abandoned, to one of commercializing the Licensed Products (as described in Item 1.01 of this Current Report).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	License Agreement, dated as of March 27, 2012, by and between the registrant and MotionNotes, LLC
10.2	Purchase Option Agreement, dated as of March 27, 2012, by and between the registrant and Whiteboard Labs, LLC
14.1	Code of Ethics
14.2	Code of Conduct
14.3	Insider Trading Policy
14.4	Disclosure Policy
14.5	Whistleblower Policy

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN WORLD SOLUTIONS INC.

Dated: April 2, 2012	By:	/s/ Richard C. Fox
Name: Richard C. Fox
Title: Interim Chief Executive Officer

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